FOR IMMEDIATE RELEASE                                                Exhibit 2
                                                                     ---------
AUGUST 15, 2000


                   CENDANT ANNOUNCES PRELIMINARY PROPOSAL
                     TO ACQUIRE OUTSTANDING AVIS SHARES

            New York, N.Y. - Cendant Corporation (NYSE: CD) announced today that it has submitted to the Board of Directors of Avis Group Holdings, Inc. (NYSE: AVI) a preliminary, non-binding proposal to acquire all of the outstanding shares of Avis that are not currently owned by Cendant at a price of $29 per share in cash. Approximately 25.6 million shares of Avis common stock are not owned by Cendant. Accordingly, the transaction, if completed, would have an equity value of approximately $750 million.

            Cendant Corporation currently owns approximately 18% of Avis' outstanding common shares and also owns preferred stock of a subsidiary of Avis that is convertible into Avis shares. Based upon current conversion rates and assuming certain earnings and market price thresholds are met, such preferred shares are convertible into a combination of non-voting and voting Avis common shares that would result in Cendant having up to a 20% voting interest in Avis and up to an approximately 33% economic interest.

            Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. The Company's real estate-related operations also include Move.com Group, Cendant's relocation, real estate and home-related services portal on the Internet. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. In addition, Cendant Internet Group is pursuing a convergence strategy for the Company's off-line and online businesses. Other business units include NCP, the UK's largest private car park operator, and WizCom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries.

            Avis is one of the world's leading service and information providers of comprehensive automotive transportation and vehicle management solutions. Avis operates the second largest general-use car rental business in the world, with locations in the United States, Canada, Australia, New Zealand and the Latin American Caribbean region. In 1999, Avis acquired PHH Vehicle Management Services, the world's second largest fleet management and leasing company, together with Wright Express, the world's largest fleet card provider. 80% of the European operations of Avis' fleet management and leasing company were sold to BNP-Paribas on August 9, 2000.

            More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com or by calling 877-4INFO-CD (877-446-3623).




                                 SCHEDULE I

                      DIRECTORS AND EXECUTIVE OFFICERS
                                 OF CENDANT


            The name, business address, present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted of each of the directors and executive officers of Cendant are set forth below. Except as set forth below, each of such person's principal occupation or employment is with Cendant and such person's business address is 9 West 57th Street, New York, New York 10019. All of the persons listed below are citizens of the United States.

                                   DIRECTORS
               (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)



                                                           Name, Principal Business
                                                          and Address of Corporation
                                Present Principal        or Organization in which such       Beneficial Ownership
Name                        Occupation or Employment        Employment is Conducted        of Avis Common Stock*
-----------------------------------------------------------------------------------------------------------------

Henry R. Silverman          President, Chairman and                                               ___
                            Chief Executive Officer

James E. Buckman            Vice Chairman, General       Cendant Corporation                      ___
                            Counsel and Assistant        6 Sylvan Way
                            Secretary                    Parsippany, New Jersey 07054

Stephen P. Holmes           Vice Chairman, Chairman      Cendant Corporation                      21,000
                            and Chief Executive          6 Sylvan Way
                            Officer, Travel Division     Parsippany, New Jersey 07054

Martin Edelman              Counsel                      Paul, Hastings, Janofsky                 35,000
                                                         & Walker LLP
                                                         399 Park Avenue
                                                         New York, New York  10022

Myra J. Biblowit            Vice Dean for External       New York University School of
                            Affairs, Senior Vice         Medicine                                 ___
                            President of Mount Sinai     550 First Avenue
                            - NYU Health System          New York, New York  10016

The Rt. Hon. Mulroney,      Partner                      Ogilvy Renault
P.C., L.L.D.                                             1981 McGill College Ave.                 ___
                                                         Suite 1100
                                                         Montreal, Quebec
                                                         H3A 3C1

Robert W. Pittman           President and Chief          America Online, Inc.
                            Operating-Officer            22000 AOL Way                            ___
                                                         Dulles, Virginia  20166


Sheli Z. Rosenberg          Vice Chairwoman              Equity Group Investments, Inc.
                                                         2 N. Riverside Plaza                     ___
                                                         Suite 600
                                                         Chicago, Illinois  60606

Leonard S. Coleman          Senior Advisor,              Cendant Corporation                      20,000
                            Major-League-Baseball        9 West 57th Street
                                                         37th Floor
                                                         New York, New York 10019

Dr. John C. Malone          Chairman                     Liberty Media Corporation
                                                         9197 South Pioria Street                 ___
                                                         Englewood, Colorado 80112

Robert E. Nederlander       President and Director       Nederlander Organization, Inc.
                                                         1450 Broadway                            ___
                                                         20th Floor
                                                         New York, New York 10018

Cheryl D. Mills             Senior Vice President,       Oxygen Media, Inc.
                            Corporate Policy and         75 Ninth Avenue                          ___
                            Public Programming           New York, New York 10011

Robert F. Smith             Senior Managing Director     Car Component Technologies, Inc.
                                                         10 Ironhorse Drive                       ___
                                                         Bedford, New Hampshire  03110




* Constitutes less than 1% of the outstanding shares of Common Stock.



                           EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                                                        Name, Principal Business and
                                                         Address of Corporation or
                             Present Principal          Organization in which such          Beneficial Ownership
         Name            Occupation or Employment         Employment is Conducted          of Avis Common Stock*

David M. Johnson        Senior Executive Vice           Cendant Corporation
                        President and Chief             6 Sylvan Way                               ___
                        Financial Officer               Parsippany, New Jersey 07054

Richard A. Smith        Chairman and Chief              Cendant Corporation
                        Executive Officer, Real         6 Sylvan Way                               ___
                        Estate Division                 Parsippany, New Jersey 07054

John W. Chidsey         Chairman and Chief              Cendant Corporation
                        Executive Officer, Direct       6 Sylvan Way                               ___
                        Marketing Division              Parsippany, New Jersey 07054

Samuel L. Katz          Chief Executive Officer,                                                   ___
                        Cendant Internet Group

John McLain             Senior Vice President,          Cendant Corporation                        ___
                        Controller                      6 Sylvan Way
                                                        Parsippany, New Jersey 07054


* Constitutes less than 1% of the outstanding shares of Common Stock.



                       DIRECTORS AND EXECUTIVE OFFICERS
                         OF CENDANT CAR HOLDINGS, INC.

            The name, business address, present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted of each of the directors and executive officers of Cendant Car Holdings, Inc. are set forth below. Each of such person's principal occupation or employment is with Cendant and such person's business address is 6 Sylvan Way, Parsippany, New Jersey 07054, except for Samuel L. Katz whose business address is 9 West 57th Street, New York, New York 10019. All of the persons listed below are citizens of the United States.

                                   DIRECTORS
               (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)



                              Present Principal                Beneficial Ownership
          Name            Occupation or Employment             of Avis Common Stock*
          ----            ------------------------             --------------------
James E. Buckman         Vice Chairman, General Counsel and             ___
                         Assistant Secretary

Stephen P. Holmes        Vice Chairman, Chairman and Chief             21,000
                         Executive Officer, Travel Division


                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


                             Present Principal                Beneficial Ownership
          Name           Occupation or Employment             of Avis Common Stock*
          ----           ------------------------             --------------------
David M. Johnson         Senior Vice President, Chief                      ___
                         Financial Officer

Samuel L. Katz           Chief Executive Officer, Cendant                  ___
                         Internet Group


* Constitutes less than 1% of the outstanding shares of Common Stock.



                      DIRECTORS AND EXECUTIVE OFFICERS
                        OF CENDANT CAR RENTAL, INC.

            The name, business address, present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted of each of the directors and executive officers of Cendant Car Rental, Inc. are set forth below. Each of such person's principal occupation or employment is with Cendant and such person's business address is 6 Sylvan Way, Parsippany, New Jersey 07054, except for Samuel L. Katz whose business address is 9 West 57th Street, New York, New York 10019. All of the persons listed below are citizens of the United States.


                                 DIRECTORS
              (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)


                          Present Principal          Beneficial Ownership
          Name        Occupation or Employment       of Avis Common Stock*
          ----        ------------------------       --------------------

James E. Buckman     Vice Chairman, General Counsel            ___
                     and Assistant Secretary

Stephen P. Holmes    Vice Chairman, Chairman and             21,000
                     Chief Executive Officer,
                     Travel Division


                  EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


                         Present Principal            Beneficial Ownership
          Name       Occupation or Employment         of Avis Common Stock*
          ----       ------------------------         --------------------

David M. Johnson     Senior Vice President,                     ___
                     Chief Financial Officer

Samuel L. Katz       Chief Executive Officer, Cendant           ___
                     Internet Group



* Constitutes less than 1% of the outstanding shares of Common Stock.





                      DIRECTORS AND EXECUTIVE OFFICERS
                      OF HFS CAR RENTAL HOLDINGS, INC.

            The name, business address, present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted of each of the directors and executive officers of HFS Car Rental Holdings, Inc. are set forth below. Each of such person's principal occupation or employment is with Cendant and such person's business address is 6 Sylvan Way, Parsippany, New Jersey 07054, except for Samuel L. Katz whose business address is 9 West 57th Street, New York, New York 10019. All of the persons listed below are citizens of the United States.


                                 DIRECTORS
              (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)


                          Present Principal             Beneficial Ownership
      Name            Occupation or Employment          of Avis Common Stock*
      ----            ------------------------          -------------------

James Buckman         Vice Chairman, General Counsel             ___
                      and Assistant Secretary

Stephen P. Holmes     Vice Chairman, Chairman and              21,000
                      Chief Executive Officer,
                      Travel Division



                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


                         Present Principal            Beneficial Ownership
      Name           Occupation or Employment         of Avis Common Stock*
      ----           ------------------------         --------------------

David M. Johnson     Senior Vice President, Chief             ___
                     Financial Officer

Samuel L. Katz       Chief Executive Officer, Cendant         ___
                     Internet Group




* Constitutes less than 1% of the outstanding shares of Common Stock.





                      DIRECTORS AND EXECUTIVE OFFICERS
                   OF CENDANT FINANCE HOLDING CORPORATION

            The name, business address, present principal occupation or employment and name, principal business and address of any corporation or other organization in which such employment is conducted of each of the directors and executive officers of Cendant Finance Holding Corporation are set forth below. Each of such person's principal occupation or employment is with Cendant and such person's business address is 6 Sylvan Way, Parsippany, New Jersey 07054. All of the persons listed below are citizens of the United States.


                                 DIRECTORS
              (INCLUDING DIRECTORS WHO ARE EXECUTIVE OFFICERS)


                           Present Principal            Beneficial Ownership
      Name             Occupation or Employment         of Avis Common Stock*
      ----             ------------------------         --------------------

James E. Buckman      Vice Chairman, General Counsel             ___
                      and Assistant Secretary

Stephen P. Holmes     Vice Chairman, Chairman and              21,000
                      Chief Executive Officer,
                      Travel Division


                   EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


                              Present Principal     Beneficial Ownership
      Name                Occupation or Employment  of Avis Common Stock*
      ----                ------------------------  --------------------

David M. Johnson         Senior Vice President,            ___
                         Chief Financial Officer

John T. McLain           Executive Vice President          ___






* Constitutes less than 1% of the outstanding shares of Common Stock.





                               EXHIBIT INDEX

Exhibit                 Description

   1 Letter from Henry R. Silverman, Chairman, President and Chief Executive Officer of Cendant Corporation, to the Board of Directors of Avis Group Holdings, Inc., dated August 14, 2000.

   2                  Press Release issued by Cendant Corporation, dated
                      August 15, 2000.

   3 Stockholders' Agreement, dated as of June 30, 1999, among Avis Rent A Car, Inc., Avis Fleet Leasing and Management Corporation, and PHH Corporation (incorporated by reference to the Registration Statement on Form S-4, 333-86269 filed by Avis Group Holding, Inc.).